UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 25, 2014

Post Holdings, Inc.
(Exact name of registrant as specified in its charter)

Missouri	1-35305	45-3355106
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)
2503 S. Hanley Road
St. Louis, Missouri 63144
(Address, including Zip Code, of Principal Executive Offices)
Registrant’s telephone number, including area code: (314) 644-7600
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.    Results of Operation and Financial Condition.
Information furnished under Item 7.01 is incorporated by reference herein.
Item 7.01.    Regulation FD Disclosure.
On November 25, 2014, Post Holdings, Inc. (the “Company”) held a conference call to discuss financial results for the fourth quarter and fiscal year ended September 30, 2014. A script of management’s prepared remarks on the conference call is attached hereto as Exhibit 99.1, is incorporated by reference herein.
The information contained in Items 2.02 and 7.01 and Exhibit 99.1 attached hereto shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference into any filing under the Securities Act of 1933, except as expressly set forth by specific reference in such filing.
In the transcript, the Company makes reference to certain non-GAAP financial measures including Adjusted EBITDA, segment Adjusted EBITDA, Adjusted net earnings (loss) available to common stockholders, Adjusted diluted earnings (loss) per common share and total segment profit. Management has determined that the Adjusted EBITDA, segment Adjusted EBITDA, Adjusted net earnings (loss) available to common stockholders, Adjusted diluted earnings (loss) per common share and total segment profit metrics presented therein are key metrics that will help investors understand the ultimate income and near-term cash flows generated by the Post business.
Adjusted EBITDA and segment Adjusted EBITDA are non-GAAP measures which represent net earnings excluding income taxes, net interest expense, depreciation and amortization, non-cash stock based compensation, restructuring and plant closure costs, acquisition related transaction costs, integration costs, inventory valuation adjustments on acquired businesses, costs to effect Post’s separation from Ralcorp Holdings, Inc. (“Ralcorp”) and to establish stand-alone systems and processes, mark to market adjustments on commodity hedges, mark to market adjustments on commodity hedges, mark to market adjustments and settlements on interest rate swaps, losses on asset sales, gain on change in fair value of acquisition earn-out, losses on hedge of purchase price of foreign currency denominated acquisitions, legal settlement, gain from insurance proceeds, foreign currency gains and losses on intercompany loans and intangible asset impairments, if any. The Company believes that Adjusted EBITDA is useful to investors in evaluating the Company’s operating performance and liquidity because (i) it is widely used to measure a company’s operating performance without regard to items such as depreciation and amortization, which can vary depending upon accounting methods and the book value of assets, (ii) it presents a meaningful measure of corporate performance exclusive of the Company’s capital structure and the method by which the assets were acquired, and (iii) it is a widely accepted financial indicator of a company’s ability to service its debt, as the Company is required to comply with certain covenants and limitations that are based on variations of EBITDA in the Company’s financing documents. Variations of EBITDA may include, but are not limited to, further adjustments to the Company’s reported adjusted EBITDA to give effect to the Company’s completed acquisitions as if all completed acquisitions were owned for the entire calculation period. The Company believes that segment Adjusted EBITDA is useful to investors in evaluating the Company’s operating performance because it allows for assessment of the operating performance of each reportable segment.
Adjusted net earnings (loss) available to common stockholders is a non-GAAP measure which represents net earnings available to common stockholders excluding costs to effect Post’s separation from Ralcorp and to establish stand-alone systems and processes, restructuring and plant closure costs, acquisition related transaction costs, integration costs, inventory valuation adjustments on acquired businesses, mark to market adjustments and settlements on commodity hedges, mark to market adjustments on interest rate swaps, losses on asset sales, gain on change in fair value of acquisition earn-out, losses on hedge of purchase price of foreign currency denominated acquisitions, legal settlement, gain from insurance proceeds, foreign currency gains and losses on intercompany loans and intangible asset impairments, if any. The Company believes Adjusted net earnings (loss) available to common stockholders and Adjusted diluted earnings (loss) per common share are useful to investors in evaluating the Company’s operating performance because they exclude items that could affect the comparability of Post's financial results and could potentially distort the trends in business performance.
Total segment profit is a non-GAAP measure which represents the aggregation of the segment profit for each of Post's reportable segments. The Company believes total segment profit is useful to investors in evaluating the Company’s operating performance because it facilitates period-to-period comparison of results of segment operations.

The calculations of Adjusted EBITDA, segment Adjusted EBITDA, Adjusted net earnings (loss) available to common stockholders, Adjusted diluted earnings (loss) per common share and total segment profit are not specified by United States generally accepted accounting principles. The Company’s calculations of Adjusted EBITDA, segment Adjusted EBITDA, Adjusted net earnings (loss) available to common stockholders, Adjusted diluted earnings (loss) per common share and total segment profit may not be comparable to similarly-titled measures of other companies. For additional information, see the non-GAAP reconciliation tables furnished in Exhibit 99.1 of the Current Report on Form 8-K filed with the Securities and Exchange Commission on November 24, 2014. Any non-GAAP measures should not be considered as a substitute for, and should only be read in conjunction with, measures of financial performance prepared in accordance with GAAP.
Item 9.01.    Financial Statements and Exhibits.
(d) Exhibits
See Exhibit Index.

FSIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: November 25, 2014	Post Holdings, Inc.
(Registrant)

	By:	/s/ Jeff A. Zadoks
Name: Jeff A. Zadoks
Title: SVP & Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Script from November 25, 2014 Earnings Conference Call

5